                                                                      Exhibit 99

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Security Capital Industrial Trust:

  We have audited the accompanying consolidated balance sheets of Security Capital Industrial Trust and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Industrial Trust and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois
March 13, 1998

                       SECURITY CAPITAL INDUSTRIAL TRUST

                          CONSOLIDATED BALANCE SHEETS

                                                            DECEMBER 31,
                                                        ----------------------
                                                           1997        1996
                                                        ----------  ----------
                                                        (IN THOUSANDS, EXCEPT
                                                             SHARE DATA)
                        ASSETS
                        ------
Real Estate............................................ $3,006,236  $2,508,747
  Less accumulated depreciation........................    171,525     109,147
                                                        ----------  ----------
                                                         2,834,711   2,399,600
Investments in and Advances to Unconsolidated
 Subsidiaries..........................................     86,139         --
Cash and Cash Equivalents..............................     25,009       4,770
Accounts Receivable....................................     12,554       5,397
Other Assets...........................................     75,540      52,539
                                                        ----------  ----------
    Total assets....................................... $3,033,953  $2,462,306
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Liabilities:
  Line of credit....................................... $      --   $   38,600
  Long-term debt.......................................    724,052     524,191
  Mortgage notes payable...............................     87,937      91,757
  Securitized debt.....................................     33,197      36,025
  Assessment bonds payable.............................     11,894      12,170
  Accounts payable and accrued expenses................     62,850      35,357
  Construction payable.................................     27,221      24,645
  Net amount due to a related party....................      1,138         --
  Distributions payable................................     33,449      25,058
  Other liabilities....................................     22,174      18,130
                                                        ----------  ----------
    Total liabilities..................................  1,003,912     805,933
                                                        ----------  ----------
Commitments and Contingencies
Minority Interest......................................     53,304      56,984
Shareholders' Equity:
  Series A Preferred Shares; $0.01 par value; 5,400,000
   shares issued and outstanding at December 31, 1997
   and 1996; stated liquidation preference of $25 per
   share...............................................    135,000     135,000
  Series B Convertible Preferred Shares; $0.01 par
   value; 8,000,300 shares issued and outstanding at
   December 31, 1997 and 8,050,000 shares issued and
   outstanding at December 31, 1996; stated liquidation
   preference of $25 per share.........................    200,008     201,250
  Series C Preferred Shares; $0.01 par value; 2,000,000
   shares issued and outstanding at December 31, 1997
   and 1996; stated liquidation preference of $50 per
   share...............................................    100,000     100,000
  Common shares of beneficial interest, $0.01 par
   value; 117,364,148 shares issued and outstanding at
   December 31, 1997 and 93,676,546 shares issued and
   outstanding at December 31, 1996....................      1,174         937
Additional paid-in capital.............................  1,773,465   1,257,347
Employee share purchase notes..........................    (27,186)        --
Cumulative translation adjustments.....................        (63)        --
Distributions in excess of net earnings................   (205,661)    (95,145)
                                                        ----------  ----------
    Total shareholders' equity.........................  1,976,737   1,599,389
                                                        ----------  ----------
    Total liabilities and shareholders' equity......... $3,033,953  $2,462,306
                                                        ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                       1997     1996      1995
                                                     -------- --------  --------
                                                     (IN THOUSANDS, EXCEPT PER
                                                            SHARE DATA)
Income:
  Rental income....................................  $284,533 $227,000  $153,879
  Other real estate income.........................    12,291    5,342     2,899
  Income from unconsolidated subsidiaries..........     3,278      --        --
  Interest income..................................     2,392    1,121     1,725
                                                     -------- --------  --------
    Total income...................................   302,494  233,463   158,503
                                                     -------- --------  --------
Expenses:
  Rental expenses, net of recoveries of $42,288 in
   1997, $30,469 in 1996 and $17,788 in 1995.......    23,187   21,734    17,028
  Property management fees paid to a related party,
   net of recoveries of $3,870 in 1997, $3,208 in
   1996 and $2,351 in 1995.........................     3,821    4,940     1,432
  Depreciation and amortization....................    76,562   59,850    39,767
  Interest expense.................................    52,704   38,819    32,005
  REIT management fee paid to a related party......    17,791   21,472    14,207
  Administrative services fee paid to a related
   party...........................................     1,113      --        --
  General and administrative.......................     5,742    1,025       839
  Costs incurred in acquiring management companies
   from a related party............................    75,376      --        --
  Foreign exchange loss............................     6,376      --        --
  Other expense....................................     3,891    2,913     2,234
                                                     -------- --------  --------
    Total expenses.................................   266,563  150,753   107,512
                                                     -------- --------  --------
Net earnings before minority interest and
 gain/(loss) on disposition of real estate.........    35,931   82,710    50,991
Minority interest share in net earnings............     3,560    3,326     3,331
                                                     -------- --------  --------
Net earnings before gain/(loss) on disposition of
 real estate.......................................    32,371   79,384    47,660
Gain/(loss) on disposition of real estate..........     7,378      (29)    1,053
                                                     -------- --------  --------
Net earnings.......................................    39,749   79,355    48,713
Less preferred share dividends.....................    35,318   25,895     6,698
                                                     -------- --------  --------
Net Earnings Attributable to Common Shares.........  $  4,431 $ 53,460  $ 42,015
                                                     ======== ========  ========
Weighted Average Common Shares Outstanding (Basic).   100,729   84,504    68,924
                                                     ======== ========  ========
Weighted Average Common Shares Outstanding
 (Diluted).........................................   100,869   84,511    74,422
                                                     ======== ========  ========
Per Share Net Earnings Attributable to Common
 Shares:
  Basic............................................  $   0.04 $   0.63  $   0.61
                                                     ======== ========  ========
  Diluted..........................................  $   0.04 $   0.63  $   0.61
                                                     ======== ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                       SERIES A  SERIES B   SERIES C
                                       PREFERRED PREFERRED  PREFERRED
                                       SHARES AT SHARES AT  SHARES AT              CUMU-
                          COMMON       AGGREGATE AGGREGATE  AGGREGATE             LATIVE   DISTRI-
                          SHARES        LIQUI-    LIQUI-     LIQUI-     ADDI-     TRANS-   BUTIONS   EMPLOYEE    TOTAL
                    ------------------  DATION    DATION     DATION     TIONAL    LATION  IN EXCESS   SHARE      SHARE-
                     NUMBER     PAR     PREFER-   PREFER-    PREFER-   PAID-IN    ADJUST-  OF NET    PURCHASE   HOLDERS
                    OF SHARES  VALUE     ENCE      ENCE       ENCE     CAPITAL     MENTS  EARNINGS    NOTES      EQUITY
                    --------- -------- --------- ---------  --------- ----------  ------- ---------  --------  ----------
                                                             (IN THOUSANDS)
Balances at
December 31, 1994.    64,587  $  645.8 $    --   $    --    $    --   $  808,003   $--    $ (30,874) $    --   $  777,775
 Sale of common
 shares...........    16,260     162.6      --        --         --      249,837    --          --        --      250,000
 Sale of preferred
 shares...........       --        --   135,000       --         --          --                 --        --      135,000
 Dividend
 reinvestment and
 share purchase
 plan.............        13       0.1      --        --         --          217    --          --        --          217
 Less cost of
 raising capital..                          --        --         --       (5,022)   --          --        --       (5,022)
 Limited
 partnership units
 converted to
 common shares....       556       5.6      --        --         --        6,107    --          --        --        6,112
 Net earnings
 before gain on
 disposition of
 real estate......       --        --       --        --         --          --     --       47,660       --       47,660
 Gain on
 disposition of
 real estate......       --        --       --        --         --          --     --        1,053       --        1,053
 Common share
 distributions....       --        --       --        --         --          --     --      (49,348)      --      (49,348)
 Series A
 Preferred Share
 dividends........       --        --       --        --         --          --     --       (6,698)      --       (6,698)
 Distributions
 accrued..........       --        --       --        --         --          --     --      (20,558)      --      (20,558)
                     -------  -------- --------  --------   --------  ----------   ----   ---------  --------  ----------
Balances at
December 31, 1995.    81,416     814.1  135,000       --         --    1,059,142    --      (58,765)      --    1,136,191
 Sale of common
 shares...........    12,218     122.5      --                           210,639    --          --        --      210,762
 Sales of
 preferred shares.       --        --       --    201,250    100,000                --          --        --      301,250
 Dividend
 reinvestment and
 share purchase
 plan.............        21        .2      --        --         --          356    --          --        --          356
 Common shares
 issued upon
 exercise of
 warrants.........        22        .2      --        --         --          218    --          --        --          218
 Less cost of
 raising capital..       --        --       --        --         --      (13,008)   --          --        --      (13,008)
 Net earnings
 before loss on
 disposition of
 real estate......       --        --       --        --         --          --     --       79,384       --       79,384
 Loss on
 disposition of
 real estate......       --        --       --        --         --          --     --          (29)      --          (29)
 Common share
 distributions....       --        --       --        --         --          --     --      (64,782)      --      (64,782)
 Preferred share
 dividends........       --        --       --        --         --          --     --      (25,895)      --      (25,895)
 Distributions
 accrued..........       --        --       --        --         --          --     --      (25,058)      --      (25,058)
                     -------  -------- --------  --------   --------  ----------   ----   ---------  --------  ----------
Balances at
December 31, 1996.    93,677     937.0  135,000   201,250    100,000   1,257,347    --      (95,145)      --    1,599,389
 Sale of common
 shares...........    22,147     221.5      --        --         --      488,432    --          --        --      488,653
 Dividend
 reinvestment and
 share purchase
 plan.............        20       0.2      --        --         --          429    --          --        --          429
 Limited
 partnership units
 converted to
 common shares....       105       1.0      --        --         --        1,587    --          --        --        1,588
 Series B
 Preferred Shares
 converted to
 common shares....        63       0.6      --     (1,242)       --        1,241    --          --        --            0
 Common shares
 issued under
 employee share
 purchase plan,
 net..............     1,352      13.5      --        --         --       28,677    --          --    (27,186)      1,505
 Less cost of
 raising capital..       --        --       --        --         --       (4,248)   --          --        --       (4,248)
 Cumulative
 translation
 adjustments for
 fluctuations in
 foreign currency
 rates............       --        --       --        --         --          --     (63)        --        --          (63)
 Net earnings
 before gain on
 disposition of
 real estate......       --        --       --        --         --          --     --       32,371       --       32,371
 Gain on
 disposition of
 real estate......       --        --       --        --         --          --     --        7,378       --        7,378
 Common share
 distributions....       --        --       --        --         --          --     --      (81,498)      --      (81,498)
 Preferred share
 dividends........       --        --       --        --         --          --     --      (35,318)      --      (35,318)
 Distributions
 accrued..........       --        --       --        --         --          --     --      (33,449)      --      (33,449)
                     -------  -------- --------  --------   --------  ----------   ----   ---------  --------  ----------
Balances at
December 31, 1997.   117,364  $1,173.8 $135,000  $200,008   $100,000  $1,773,465   $(63)  $(205,661) $(27,186) $1,976,737
                     =======  ======== ========  ========   ========  ==========   ====   =========  ========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                  1997       1996       1995
                                                ---------  ---------  ---------
                                                       (IN THOUSANDS)
Operating Activities:
 Net earnings.................................  $  39,749  $  79,355  $  48,713
 Minority interest............................      3,560      3,326      3,331
 Adjustments to reconcile net earnings to net
  cash provided by operating activities:
   Depreciation and amortization..............     76,275     59,850     39,767
   (Gain)/loss on disposition of real estate..     (7,378)        29     (1,053)
   Rent leveling..............................     (5,435)    (4,777)    (4,364)
   Costs incurred in acquiring management
    companies from a related party............     75,376        --         --
   Change in investment in and advances to
    unconsolidated subsidiaries...............       (770)       --         --
   Foreign exchange loss on remeasurement.....        348        --         --
   Amortization of deferred financing costs...      1,977      2,339      2,092
 Increase in accounts receivable and other
  assets......................................    (24,103)   (10,166)   (14,392)
 Increase in accounts payable and accrued
  expenses....................................     27,492      2,531     19,028
 Increase in other liabilities................      4,044      3,714      7,032
 Increase in net amount due to a related
  party.......................................      1,138        --         --
                                                ---------  ---------  ---------
     Net cash provided by operating
      activities..............................    192,273    136,201    100,154
                                                ---------  ---------  ---------
Investing Activities:
 Real estate investments......................   (601,577)  (657,873)  (633,251)
 Investments in and advances to
  unconsolidated subsidiaries.................    (85,369)       --         --
 Tenant improvements and lease commissions....    (15,539)   (14,806)    (6,163)
 Recurring capital expenditures...............     (5,523)    (2,851)      (330)
 Proceeds from disposition of real estate.....    137,147      9,652     10,949
                                                ---------  ---------  ---------
     Net cash used in investing activities....   (570,861)  (665,878)  (628,795)
                                                ---------  ---------  ---------
Financing Activities:
 Proceeds from sale of shares, net of
  expenses....................................    330,005    434,587    279,977
 Net proceeds from sale of shares to a
  related party...............................     75,000     64,416    100,001
 Proceeds from exercised warrants and
  dividend reinvestment and share purchase
  plan........................................        429        574        217
 Proceeds from long-term debt offerings.......    199,772    199,632    324,455
 Debt issuance costs..........................     (2,469)    (4,698)    (6,194)
 Distributions paid to common shareholders....   (106,556)   (85,340)   (64,445)
 Distributions paid to minority interest
  holders.....................................     (5,665)    (5,237)    (5,033)
 Preferred share dividends....................    (35,318)   (25,895)    (6,698)
 Reduction of employee share purchase notes...         64        --         --
 Termination of interest rate contracts.......      1,894        --         --
 Proceeds from line of credit.................    530,991    411,200    361,100
 Payments on line of credit...................   (569,591)  (453,600)  (440,100)
 Regularly scheduled principal payments on
  mortgage notes payable......................     (4,925)    (3,738)    (3,491)
 Balloon principal payments made upon
  maturity....................................    (14,804)   (19,689)   (10,183)
                                                ---------  ---------  ---------
     Net cash provided by financing
      activities..............................    398,827    512,212    529,606
                                                ---------  ---------  ---------
Net Increase/(Decrease) in Cash and Cash
 Equivalents..................................     20,239    (17,465)       965
Cash and Cash Equivalents, beginning of year..      4,770     22,235     21,270
                                                ---------  ---------  ---------
Cash and Cash Equivalents, end of year........  $  25,009  $   4,770  $  22,235
                                                =========  =========  =========
Supplemental Schedule of Noncash Investing and
 Financing Activities:
 In conjunction with real estate acquired:
   Assumption of existing mortgage notes......  $  12,805  $  18,103  $  14,688
   Issuance of common shares..................  $   1,000  $     --   $     --
 In conjunction with the acquisition of
  management companies
   Issuance of common shares to a related
    party.....................................  $  79,840  $     --   $     --
   Purchase of computer and telephone
    equipment.................................  $  (4,464) $     --   $     --
 Notes received from employees for common
  shares issued...............................  $  27,250  $     --   $     --
 Cumulative adjustment for translation of
  foreign currency, net.......................  $      63  $     --   $     --
 Conversion of partnership units into common
  shares......................................  $   1,588  $     --   $   6,112

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

  Security Capital Industrial Trust ("SCI"), a Maryland real estate investment trust ("REIT"), is a publicly held global owner and operator of distribution properties focused exclusively on meeting the distribution space needs of international, national, regional and local industrial real estate users through the SCI International Operating System(TM). SCI engages in the acquisition, development, marketing, operation and long-term ownership of distribution facilities, and the development of master-planned distribution parks and corporate distribution facilities for its customers. SCI deploys capital in markets with excellent long-term growth prospects where SCI can achieve a strong market position through the acquisition and development of generic, flexible facilities designed for both warehousing and light manufacturing uses. As of December 31, 1997, SCI's portfolio contained 90,843,000 square feet in 1,005 operating buildings and SCI had an additional 8,442,000 square feet under development in 62 buildings for a total of 99,285,000 square feet in 44 target market cities in the United States, Mexico and Europe.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 REIT Organization Status

  In January 1993, SCI was formed as a Maryland real estate investment trust. In February 1993, Security Capital Industrial Investors Incorporated, a Delaware corporation, was merged with and into SCI. SCI has made an election to be taxed as a REIT under the Internal Revenue Code of 1986, as amended.

  REITs are not required to pay federal income taxes if minimum distribution and income, asset and shareholder tests are met. During 1997, 1996 and 1995, SCI was in compliance with the REIT requirements. Thus, no federal income tax provision has been reflected in the accompanying consolidated financial statements.

 Basis of Presentation

  The accompanying consolidated financial statements include the results of SCI, its subsidiaries and its majority-owned and controlled partnerships. The effects of intercompany transactions have been eliminated. Certain amounts included in the consolidated financial statements for prior years have been reclassified to conform with the 1997 financial statement presentation.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Real Estate and Depreciation

  Real estate is carried at cost. Costs directly related to the acquisition, renovation or development of real estate are capitalized and are depreciated over the following useful lives:

            Tenant improvements................. 10 years
            Acquired buildings.................. 30 years
            Developed buildings................. 40 years

  Depreciation is computed using a straight-line method. Certain real estate was acquired through the formation of partnerships (Note 6) wherein SCI contributed cash and the limited partners contributed real estate

                       SECURITY CAPITAL INDUSTRIAL TRUST
in exchange for partnership units which are ultimately exchangeable for SCI's Common Shares of Beneficial Interest, par value $0.01 per share (the "Common Shares"). In consolidating the partnerships' assets, real estate cost includes the estimated fair value attributable to the limited partners' interests at the acquisition dates because (1) SCI's cash contributions constituted over 50% of the acquisition prices, (2) the acquisitions were from unrelated third-parties and (3) the limited partners were not considered "promoters" under SEC Staff Accounting Bulletin 48. The limited partners' interests will be reflected as minority interest in the consolidated financial statements until the units are exchanged for SCI Common Shares.

 Long-Lived Assets

  Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. SCI's management also periodically reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In management's opinion, long-lived assets, including real estate assets, are not carried at amounts in excess of their estimated net realizable values.

 Capitalized Compensation and Overhead Costs

  Compensation and overhead costs incurred for development, renovation, acquisition, and leasing activities that are incremental and identifiable to specific and successful projects or leases are capitalized and depreciated over their useful lives as discussed in Real Estate and Depreciation or, in the case of leasing costs, amortized over SCI's average lease term of four years.

 Recent Accounting Pronouncements

  Effective December 15, 1997, SCI adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 supersedes APB Opinion No. 15 and requires restatement of prior years' earnings per share. SFAS No. 128 replaces the presentation of primary and fully diluted earnings per share with a presentation of basic and diluted earnings per share. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares or resulted in the issuance of Common Shares that then shared in earnings. The adoption of SFAS No. 128 had no effect on SCI's reported earnings per share for the years ended December 31, 1997, 1996, and 1995.

  The FASB has also released Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129"). SCI already complied with the requirements of the statement which is effective for periods ending after December 15, 1997.

 Capitalized Interest

  SCI capitalizes interest costs incurred during the land development or construction period of qualifying projects.

 Deferred Loan Fees

  Included in other assets as of December 31, 1997 and 1996 are costs of $7.9 million and $9.2 million, respectively, associated with obtaining financing (Note 5) which have been capitalized and are being amortized (to interest expense or capitalized interest, as appropriate) over the life of the loan using the effective interest rate method.

                       SECURITY CAPITAL INDUSTRIAL TRUST

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash in bank accounts and funds invested in money market funds.

 Minority Interest

  Minority interest is carried at cost and represents limited partners' interests in various real estate partnerships controlled by SCI. As discussed in Real Estate and Depreciation, certain minority interests are carried at the pro rata share of the estimated fair value of property at the acquisition dates. Common Shares of SCI issued upon exchange of limited partnership units will be accounted for at the cost of the minority interest surrendered. As of December 31, 1997, a total of 5,089,258 limited partnership units were held by minority interest limited partners in the various real estate partnerships (Note 6). Limited partners are entitled to exchange each partnership unit for one Common Share of SCI.

 Interest Rate Contracts

  SCI utilizes various interest rate contracts to hedge interest rate risk on anticipated debt offerings. These anticipatory hedges are designated, and effective, as hedges of identified debt issuances which have a high probability of occurring. Gains and losses resulting from changes in the market value of these contracts are deferred and amortized into interest expense over the life of the related debt issuance.

 Foreign Currency Exchange Contracts

  Foreign currency forward contracts used in conjunction with the purchase and financing of a business are marked to market at the financial statement date and the gain or loss, if any, is reflected in the consolidated results of operations.

 Foreign Currency Translation/Remeasurement

  For foreign subsidiaries whose functional currency is not the U.S. dollar, assets and liabilities are translated at the exchange rates in effect at the end of the year and income statement accounts are translated at the average exchange rates for the year. Translation gains and losses are included as a separate component of stockholders' equity in a Cumulative Translation Adjustments account. For foreign subsidiaries who have transactions denominated in currencies other than their functional currency, nonmonetary assets and liabilities are remeasured at historical rates, monetary assets and liabilities are remeasured at the exchange rates in effect at the end of the year, and income statement accounts are remeasured at average exchange rates for the year. The remeasurement gains and losses of such foreign subsidiaries are included in the consolidated results of operations as foreign exchange gains or losses.

 Employee Stock Based Compensation

  SCI has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123") and continues to apply the accounting provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") as allowed under SFAS No. 123 and makes proforma fair value disclosures required by SFAS No. 123. In accordance with APB No. 25, total compensation cost is measured by the difference between the quoted market price of stock at the date of grant or award and the price, if any, to be paid by an employee and is recognized as expense over the period the employee performs related services.

                       SECURITY CAPITAL INDUSTRIAL TRUST

 Unconsolidated Subsidiaries

  SCI's investment in 100% of the preferred stock of SCI Logistics Services Incorporated ("SCI Logistics") is accounted for under the equity method because SCI exercises significant influence over the operating and financial activities of SCI Logistics (Note 4). Accordingly, the investment in SCI Logistics is carried at cost as adjusted for SCI's proportionate share of SCI Logistics' earnings or losses.

3. REAL ESTATE

  Real estate investments are comprised of income producing distribution facilities, construction in progress and land held for distribution facility development in the following markets:

                                                                 PERCENTAGE OF
                                                                  TOTAL COST
                                                                 --------------
                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1997    1996
                                                                 ------  ------
U.S. MARKETS
  Atlanta, Georgia..............................................   7.90%   7.99%
  Austin, Texas.................................................   2.40    3.32
  Birmingham, Alabama...........................................   1.16    1.33
  Charlotte, North Carolina.....................................   2.45    2.39
  Chattanooga, Tennessee........................................   0.52    0.60
  Chicago, Illinois.............................................   5.43    3.80
  Cincinnati, Ohio..............................................   2.86    2.57
  Columbus, Ohio................................................   2.16    2.16
  Dallas/Fort Worth, Texas......................................   5.40    4.79
  Denver, Colorado..............................................   2.11    2.37
  East Bay (San Francisco), California..........................   3.99    4.49
  El Paso, Texas................................................   2.96    2.99
  Fort Lauderdale/Miami, Florida................................   1.13    1.05
  Houston, Texas................................................   5.05    5.16
  Indianapolis, Indiana.........................................   3.85    4.69
  Kansas City, Kansas/Missouri..................................   1.82    1.95
  Las Vegas, Nevada.............................................   2.10    1.99
  Los Angeles/Orange County, California.........................   4.75    3.65
  Louisville, Kentucky..........................................   0.45    0.46
  Memphis, Tennessee............................................   2.05    2.03
  Nashville, Tennessee..........................................   1.78    1.87
  New Jersey/I-95 Corridor......................................   2.90    1.92
  Oklahoma City, Oklahoma.......................................   0.35    0.56
  Orlando, Florida..............................................   1.08    1.15
  Phoenix, Arizona..............................................   1.51    1.69
  Portland, Oregon..............................................   2.37    2.29
  Reno, Nevada..................................................   1.99    2.01
  Rio Grande Valley (Brownsville), Texas........................   0.93    0.89
  Salt Lake City, Utah..........................................   1.60    2.35
  San Antonio, Texas............................................   3.54    4.56
  San Diego, California.........................................   0.46    0.61

                       SECURITY CAPITAL INDUSTRIAL TRUST

                                                              PERCENTAGE OF
                                                               TOTAL COST
                                                              --------------
                                                              DECEMBER 31,
                                                              --------------
                                                               1997    1996
                                                              ------  ------
U.S. MARKETS (CONTINUED)
  Seattle, Washington........................................   1.46    1.57
  South Bay (San Francisco), California......................   7.22    7.84
  St. Louis, Missouri........................................   0.94     --
  Tampa, Florida.............................................   4.02    4.53
  Tulsa, Oklahoma............................................   0.45    0.49
  Washington, D.C./Baltimore.................................   4.69    5.08
  Other......................................................   0.35    0.81
INTERNATIONAL MARKETS
  Amsterdam, Netherlands.....................................   0.01     --
  Juarez, Mexico.............................................   0.27     --
  Lyons, France..............................................   0.29     --
  Monterrey, Mexico..........................................   0.38     --
  Paris, France..............................................   0.25     --
  Reynosa, Mexico............................................   0.18     --
  Rotterdam, Netherlands.....................................   0.44     --
                                                              ------  ------
                                                              100.00% 100.00%
                                                              ======  ======

  The following summarizes real estate investments as of December 31 (in thousands):

                                                             1997       1996
                                                          ---------- ----------
Land held for development................................ $  159,645 $  109,316
Land under development...................................     65,773     40,465
Improved land............................................    420,019    356,428
Buildings and improvements...............................  2,233,585  1,918,256
Construction in progress.................................    114,495     77,506
Capitalized preacquisition costs.........................     12,719      6,776
                                                          ---------- ----------
  Total real estate......................................  3,006,236  2,508,747
Less accumulated depreciation............................    171,525    109,147
                                                          ---------- ----------
  Net real estate........................................ $2,834,711 $2,399,600
                                                          ========== ==========

  Capitalized preacquisition costs include $3,644,000 and $1,634,000 of funds on deposit with title companies as of December 31, 1997 and 1996, respectively, for property acquisitions. In addition to the December 31, 1997 construction payable accrual of $27.2 million, SCI had unfunded commitments on its contracts for developments under construction totaling $146.4 million.

  Other real estate income consists primarily of gains on disposition of undepreciated property and fees and other income from corporate distribution facilities services generated to a large extent by SCI Development Services Incorporated ("SCI Development Services"). SCI Development Services develops corporate distribution facilities to meet customer requirements or works on a fee basis for customers whose space needs do not meet SCI's strict investment criteria for long-term ownership. Through its 100% preferred stock ownership, SCI will realize substantially all economic benefits of SCI Development Services' activities. Further, SCI advances mortgage loans to SCI Development Services to fund acquisition, development and construction

                       SECURITY CAPITAL INDUSTRIAL TRUST

("AD&C") activity. In accordance with accounting guidance for AD&C lending, SCI accounts for these loans as real estate investments, effectively consolidating the activities of SCI Development Services. As of December 31, 1997, the outstanding balances of development and mortgage loans made by SCI to SCI Development Services for the purchase of distribution facilities and land for distribution facility development aggregated $184.8 million. SCI Development Services pays federal and state taxes at the applicable corporate rate.

  SCI leases its properties to customers under agreements which are classified as operating leases. The leases generally provide for payment of all or a portion of utilities, property taxes and insurance by the customer. SCI's largest customer accounted for less than 1.0% of SCI's 1997 rental income (on an annualized basis), and the annualized base rent for SCI's 20 largest customers accounted for less than 12.4% of SCI's 1997 rental income (on an annualized basis). Minimum lease payments receivable on non-cancelable leases with lease periods greater than one year are as follows (in thousands):

        1998........................................................ $   286,305
        1999........................................................     242,379
        2000........................................................     189,299
        2001........................................................     140,487
        2002........................................................      93,776
        Thereafter..................................................     200,875
                                                                     -----------
                                                                     $ 1,153,121
                                                                     ===========

4. INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED SUBSIDIARIES:

  On September 1, 1997, SCI Development Services acquired 9.6% of the outstanding common shares of Insight, Inc., a privately owned logistics optimization consulting company, for $500,000, and committed to invest an additional $2.0 million over the next two years to increase its ownership to 33%. SCI Development Services has accounted for this investment on the cost method.

  On April 24, 1997, SCI Logistics acquired a 60% interest in a refrigerated warehousing company, renamed CS Integrated LLC ("CSI"). During the third and fourth quarters of 1997 SCI Logistics contributed additional capital to CSI which increased its ownership to 77.1%. As of December 31, 1997, CSI owned refrigerated warehousing totaling 69.0 million cubic feet and also had 9.6 million cubic feet under construction. SCI owns 100% of the non-voting preferred stock of SCI Logistics. An unrelated third party owns 100% of the common stock of SCI Logistics. Through its 100% preferred stock ownership, SCI will realize substantially all economic benefits of SCI Logistics' activities.

  As of December 31, 1997, Investments in and Advances to Unconsolidated Subsidiaries consists of the following items (in thousands):

        Investment in Insight, Inc..................................... $   500
        Investment in preferred stock of SCI Logistics.................   7,404
        Note receivable from SCI Logistics.............................  75,207
        Accrued interest and other receivables.........................   3,028
                                                                        -------
          Total........................................................ $86,139
                                                                        =======

  The note receivable from SCI Logistics is an unsecured loan, which bears interest at 13% per annum payable on the 24th of April of each year, commencing April 24, 1998, and matures on April 24, 2002.

                       SECURITY CAPITAL INDUSTRIAL TRUST

5. BORROWINGS:

  Mortgage notes payable, assessment bonds payable and securitized debt consisted of the following at December 31, 1997 (in thousands):

                                                                           BALLOON
                                                        PERIODIC           PAYMENT
                                      INTEREST MATURITY PAYMENT  PRINCIPAL  DUE AT
       DESCRIPTION          MARKET      RATE     DATE     DATE    BALANCE  MATURITY
       -----------        ----------- -------- -------- -------- --------- --------
Mortgage Notes Payable:
 Eigenbrodt Way
  Distribution Center
  #1....................  East Bay      8.590% 04/01/03   (1)     $ 1,692  $ 1,479
 Gateway Corporate
  Center #10............  South Bay     8.590  04/01/03   (1)       2,002    1,361
 Hayward Industrial
  Center I & II.........  East Bay      8.590  04/01/03   (1)      14,280   12,480
 Kennedy International
  Cargo Center Land #1..  New Jersey    6.000  01/12/98   (1)       3,900    3,900
 MGI Portfolio..........  St. Louis     7.750  10/01/10   (2)       8,594      --
 Oxmoor Distribution
  Center #1.............  Birmingham    8.390  04/01/99   (1)       4,032    3,895
 Oxmoor Distribution
  Center #2.............  Birmingham    8.100  05/01/99   (1)       1,487    1,439
 Oxmoor Distribution
  Center #3.............  Birmingham    8.100  05/01/99   (1)       1,476    1,426
 Peter Cooper
  Distribution Center
  #1....................  El Paso      10.625  06/01/99   (1)       2,647    2,619
 Platte Valley
  Industrial Center #1..  Kansas City   9.750  03/01/00   (1)         448      256
 Platte Valley
  Industrial Center #3..  Kansas City   9.750  06/01/98   (1)       1,114    1,091
 Platte Valley
  Industrial Center #4..  Kansas City  10.100  11/01/21   (2)       2,080      --
 Platte Valley
  Industrial Center #8..  Kansas City   8.750  08/01/04   (1)       1,950    1,488
 Platte Valley
  Industrial Center #9..  Kansas City   8.100  04/01/17   (2)       3,407      --
 Princeton Distribution
  Center................  Cincinnati    9.250  02/19/99   (1)         378      378
 Rio Grande Industrial
  Center #1.............  Brownsville   8.875  09/01/01   (1)       3,218    2,544
 Riverside Industrial
  Center #3.............  Kansas City   8.750  08/01/04   (1)       1,532    1,170
 Riverside Industrial
  Center #4.............  Kansas City   8.750  08/01/04   (1)       4,140    3,161
 Southwide Lamar
  Industrial Center #1..  Memphis       7.670  05/01/24   (1)         424      674
 Sullivan 75
  Distribution Center
  #1....................  Atlanta       9.960  04/01/04   (1)       1,838    1,663
 Tampa West Distribution
  Center #20............  Tampa         9.125  11/30/00   (2)         157      --
 Thornton Business
  Center #1--#4.........  South Bay     8.590  04/01/03   (1)       9,366    8,185
 Titusville Industrial
  Center #1.............  Orlando      10.000  09/01/01   (1)       4,808    4,181
 Vista Del Sol
  Industrial Center #1..  El Paso       9.680  08/01/07   (2)       2,810      --
 Vista Del Sol
  Industrial Center #3..  El Paso       9.680  08/01/07   (2)       1,189      --
 West One Business
  Center #1.............  Las Vegas     8.250  09/01/00   (1)       4,505    4,252
 West One Business                                                  4,463
  Center #3.............  Las Vegas     9.000  09/01/04   (1)     -------    3,847
                                          8.65% Weighted average  $87,937
                                                            rate  =======
Assessment Bonds
 Payable:
 City of Las Vegas......  Las Vegas      8.75% 10/01/13   (2)     $   303      --
 City of Las Vegas......  Las Vegas      8.75  10/01/13   (2)         299      --
 City of Las Vegas......  Las Vegas      8.75  10/01/13   (2)         200      --
 City of Hayward........  South Bay      7.00  03/01/98   (2)           2      --
 City of Fremont........  South Bay      7.00  03/01/11   (2)      10,404      --
 City of Wilsonville....  Portland       6.82  08/19/04   (2)         147      --
 City of Kent...........  Seattle        7.85  06/20/05   (2)         119      --
 City of Kent...........  Seattle        7.98  05/20/09   (2)          70      --
 City of Portland.......  Portland       7.25  11/07/15   (2)         108      --
 City of Portland.......  Portland       7.25  11/17/07   (2)           5      --
 City of Portland.......  Portland       7.25  09/15/16   (2)         237      --
                                                                  -------
                                          7.14% Weighted average  $11,894
                                                            rate  =======
Securitized Debt:
 Tranche A..............  (3)            7.74% 02/01/04   (1)     $24,973  $20,821
 Tranche B..............  (3)            9.94  02/01/04   (1)       8,224    7,215
                                                                  -------
                                          8.29% Weighted average  $33,197
                                                            rate  =======

--------
(1) Amortizing monthly with a balloon payment due at maturity.
(2) Fully amortizing.
(3) Secured by real estate located primarily in Fort Lauderdale/Miami, Orlando and Tampa.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  Mortgage notes payable are secured by real estate with an aggregate undepreciated cost of $164.1 million at December 31, 1997. Assessment bonds payable are secured by real estate with an aggregate undepreciated cost of $224.3 million at December 31, 1997. Securitized debt is collateralized by real estate with an aggregate undepreciated cost of $66.7 million at December 31, 1997.

 Line of Credit

  SCI has a $350.0 million unsecured revolving line of credit agreement with NationsBank of Texas, N.A. ("NationsBank") (as agent for a bank group). Borrowings bear interest at SCI's option, at either (a) the greater of the federal funds rate plus 0.5% and the prime rate, or (b) LIBOR plus 0.95% based upon SCI's current senior debt ratings. The prime rate was 8.5% and the 30-day LIBOR rate was 5.71875% at December 31, 1997. Additionally, there is a commitment fee ranging from .125% to .20% per annum of the unused line of credit balance. The line is scheduled to mature in May 1998 and may be extended annually for an additional year with the approval of NationsBank and the other participating lenders; if not extended, at SCI's election, the facility will either (a) convert to a three year term note, or (b) continue on a revolving basis with the remaining one year maturity. All debt incurrences are subject to a covenant that SCI maintain a debt to tangible net worth ratio of not greater than 1 to 1. Additionally, SCI is required to maintain an adjusted net worth (as defined) of at least $1.25 billion, to maintain interest payment coverage of not less than 2 to 1 and to maintain a fixed charge coverage ratio of not less than 1.75 to 1. SCI is in compliance with all covenants contained in the line of credit, and as of December 31, 1997, no borrowings were outstanding on the line of credit.

  On October 1, 1997, SCI extended its $25.0 million short-term unsecured discretionary line of credit with NationsBank through October 1, 1998. The rate of interest and the maturity date of each advance will be determined by agreement between SCI and NationsBank at the time of each advance. There were no borrowings outstanding on the line of credit at December 31, 1997.

  A summary of SCI's line of credit borrowings is as follows for the years ended December 31, (in thousands):

                                                               1997      1996
                                                             --------  --------
   Weighted average daily interest rate.....................     6.75%     7.02%
   Borrowings outstanding at December 31.................... $    --   $ 38,600
   Weighted average daily borrowings........................ $ 56,938  $ 44,268
   Maximum borrowings outstanding at any month end.......... $143,800  $124,200
   Total line of credit at December 31...................... $375,000  $350,000

 Long-Term Debt

                                                               DECEMBER 31,
                                                             -----------------
                                                               1997     1996
                                                             -------- --------
                                                              (IN THOUSANDS)
8.72% Senior Unsecured Notes, issued on March 2, 1995 in an
 original principal amount of $150,000,000. Interest is
 payable March 1 and September 1 of each year. The Notes are payable in eight consecutive annual installments of
 $18,750,000 commencing March 1, 2002 and maturing on March
 1, 2009.................................................... $150,000 $150,000
9.34% Senior Unsecured Notes, issued on March 2, 1995 in an
 original principal amount of $50,000,000. Interest is
 payable March 1 and September 1 of each year. The Notes are payable in six consecutive annual installments ranging from
 $5,000,000 to $12,500,000 commencing on March 1, 2010 and
 maturing on March 1, 2015..................................   50,000   50,000

                       SECURITY CAPITAL INDUSTRIAL TRUST

                                                                 DECEMBER 31,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
                                                                (IN THOUSANDS)
7.125% Senior Unsecured Notes due 1998, issued on May 16,
 1995 in an original principal amount of $15,000,000, net of original issue discount. Interest is payable May 15 and
 November 15 of each year....................................  $ 14,998 $ 14,993
7.25% Senior Unsecured Notes due 2000, issued on May 16, 1995 in an original principal amount of $17,500,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year....................................    17,463   17,448
7.30% Senior Unsecured Notes due 2001, issued on May 16, 1995 in an original principal amount of $17,500,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year....................................    17,449   17,435
7.875% Senior Unsecured Notes, issued on May 16, 1995 in an
 original principal amount of $75,000,000, net of original
 issue discount. Interest is payable May 15 and November 15
 of each year. The Notes are payable in eight annual
 installments of $9,375,000 beginning May 15, 2002 and
 maturing on May 15, 2009....................................    74,694   74,668
7.25% Senior Unsecured Notes, issued on May 17, 1996 in an
 original principal amount of $50,000,000, net of original
 issue discount. Interest is payable May 15 and November 15
 of each year. The Notes are payable in four annual
 installments of $12,500,000 beginning May 15, 1999 and
 maturing on May 15, 2002....................................    49,962   49,951
7.95% Senior Unsecured Notes, issued on May 17, 1996 in an
 original principal amount of $100,000,000, net of original
 issue discount. Interest is payable May 15 and November 15
 of each year. The Notes are payable in four annual
 installments of $25,000,000 beginning May 15, 2005 and
 maturing on May 15, 2008....................................    99,851   99,840
8.65% Senior Unsecured Notes, issued on May 17, 1996 in an
 original principal amount of $50,000,000, net of original
 issue discount. Interest is payable May 15 and November 15
 of each year. The Notes are payable in seven annual
 installments ranging from $5,000,000 to $12,500,000
 beginning May 15, 2010 and maturing on May 15, 2016.........    49,861   49,856
7.81% Medium-Term Notes, issued on February 4, 1997 in an
 original principal amount of $100,000,000. Interest is
 payable February 1 and August 1 of each year. The Notes are payable in six annual installments ranging from $10,000,000 to $20,000,000 beginning February 1, 2010 and maturing on
 February 1, 2015............................................   100,000      --
7.625% Senior Unsecured Notes, due July 1, 2017, issued July
 11, 1997 in an original principal amount of $100,000,000,
 net of original issue discount. Interest is payable January
 1 and July 1 of each year...................................    99,774      --
                                                               -------- --------
 Total long-term debt, net of original issue discount........  $724,052 $524,191
                                                               ======== ========

  All of the foregoing Notes are redeemable at any time at the option of SCI, in whole or in part, at a redemption price equal to the sum of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date plus an adjustment, if any, based on the yield to maturity relative to market yields available at redemption. The Notes are governed by the terms and provisions of an indenture agreement (the "Indenture") between SCI and State Street Bank and Trust Company, as trustee.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  Under the terms of the Indenture, SCI can incur additional debt only if, after giving effect to the debt being incurred and application of proceeds therefrom, (i) the ratio of debt to total assets, as defined in the Indenture, does not exceed 60%, (ii) the ratio of secured debt to total assets, as defined in the Indenture, does not exceed 40% and (iii) SCI's pro forma interest coverage ratio, as defined in the Indenture, for the four preceding fiscal quarters is not less than 1.5 to 1. In addition, SCI may not at any time own total unencumbered assets, as defined in the Indenture, equal to less than 150% of the aggregate outstanding principal amount of SCI's unsecured debt. At December 31, 1997, SCI was in compliance with all debt covenants contained in the Indenture.

  Approximate principal payments due on long-term debt, mortgage notes payable, assessment bonds payable and securitized debt during each of the years in the five-year period ending December 31, 2002 and thereafter are as follows (in thousands):

        1998.......................................................... $ 24,062
        1999..........................................................   26,480
        2000..........................................................   38,887
        2001..........................................................   41,175
        2002..........................................................   45,148
        2003 and thereafter...........................................  682,276
                                                                       --------
        Total principal due...........................................  858,028
        Less: Original issue discount.................................     (948)
                                                                       --------
          Total carrying value........................................ $857,080
                                                                       ========

  During 1997, 1996 and 1995, interest expense was $52,704,000, $38,819,000, and $32,005,000, respectively, which was net of capitalized interest of $18,365,000, $16,138,000 and $8,599,000, respectively. Total amortization of deferred loan fees included in interest expense was $1,977,000, $2,339,000 and $2,092,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The total interest paid in cash on all outstanding debt was $61,251,000, $50,704,000 and $33,634,000 during 1997, 1996 and 1995, respectively.

6. MINORITY INTEREST:

  Minority interest represents limited partners' interests in five real estate partnerships controlled by SCI.

  SCI owns a 70.0% general partnership interest in Red Mountain Joint Venture, which owns approximately $3.0 million of property in Albuquerque, New Mexico.

  On December 22, 1993, SCI acquired a 68.7% controlling general partnership interest in SCI Limited Partnership-I, which owns distribution facilities primarily in the San Francisco Bay area. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. At December 31, 1997, 4,520,532 limited partnership units were outstanding and no units had been exchanged.

  During the first two quarters of 1994, SCI acquired an 81.2% controlling general partnership interest in
SCI Limited Partnership-II, which owns distribution facilities primarily in Austin, Charlotte, Dallas, Denver,
El Paso and the San Francisco Bay area. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. During the third quarter of 1995 certain limited partners in SCI Limited Partnership-II exercised their conversion rights to exchange partnership units for Common Shares on a one for one basis. As a result of these conversions, SCI's general partnership interest in SCI Limited

                       SECURITY CAPITAL INDUSTRIAL TRUST

Partnership-II increased to 97.6%, and SCI's outstanding Common Shares increased by 555,651 shares. As of December 31, 1997, there were 90,213 limited partnership units outstanding in SCI Limited Partnership-II.

  In October 1994, SCI acquired a 50.4% controlling general partnership interest in SCI Limited Partnership-III, which owns distribution facilities primarily in Tampa, Florida. During 1995, SCI contributed an additional $11.9 million to this partnership for asset acquisitions which increased SCI's general partnership interest to 71.8%. During 1996, SCI contributed $4.2 million for a property acquisition in San Antonio, Texas which increased SCI's general partnership interest from 71.8% to 75.6%. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. During the fourth quarter of 1997 certain limited partners in SCI Limited Partnership-III exercised their conversion rights to exchange partnership units for Common Shares on a one for one basis. As a result of these conversions, SCI's general partnership interest in SCI Limited Partnership-III increased to 80.6%, and SCI's outstanding Common Shares increased by 105,000 shares. As of December 31, 1997, there were 409,901 limited partnership units outstanding in SCI Limited Partnership-III.

  In October 1994, SCI IV, Inc., a wholly-owned subsidiary of SCI, made a $27.5 million cash contribution to SCI Limited Partnership-IV, a Delaware limited partnership ("Partnership-IV"), in exchange for a 96.4% general partner interest in Partnership-IV, and third party investors that were not affiliated with SCI contributed an aggregate of $1.0 million in assets to Partnership-IV in exchange for limited partner interests totaling 3.6% in Partnership-IV. SCI contributed an additional $2.5 million to the partnership between January 1, 1996 and December 31, 1997, in conjunction with tax deferred exchanges of real estate, which increased SCI's interest from 96.4% to 96.7%. SCI IV, Inc., as general partner, manages the activities of Partnership-IV and has fiduciary responsibilities to Partnership-IV and its other partners. At December 31, 1997, there were 68,612 limited partnership units outstanding in Partnership-IV and no units had been exchanged.

  Both Partnership-IV and SCI IV, Inc. are legal entities that are separate and distinct from SCI, its affiliates and each other, and each has separate assets, liabilities, business functions and operations. The assets owned by Partnership-IV consist of income producing, improved real property located in Florida, Ohio and Oklahoma. The sole assets owned by SCI IV, Inc. are its general partner advances to and interest in Partnership-IV. SCI and its affiliates had no borrowings from Partnership-IV at December 31, 1997 and 1996. Partnership-IV had $8.9 million and $1.4 million of borrowings from SCI IV, Inc. at December 31, 1997 and 1996, respectively. SCI IV, Inc. had $8.9 million and $1.4 million of borrowings from SCI and its affiliates at December 31, 1997 and 1996, respectively. For financial reporting purposes, the assets, liabilities, results of operations and cash flows of each of Partnership-IV and SCI IV, Inc. are included in SCI's consolidated financial statements, and the third party investors' interests in Partnership-IV are reflected as minority interest. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares.

7. SHAREHOLDERS' EQUITY:

  On December 22, 1997, SCI raised net proceeds of $200.0 million from a private placement of 8,416,667 Common Shares at a price of $24 per share. SCI paid Security Capital Markets Group Incorporated, a registered broker-dealer subsidiary of Security Capital Group Incorporated ("Security Capital"), a $2.0 million fee for their services in connection with the offering. Security Capital, SCI's largest shareholder, purchased 3,125,067 Common Shares in the December offering at $24 per share. At December 31, 1997, Security Capital owned 42.5% of SCI's Common Shares.

  On August 6, 1997, in connection with the consummation of the Merger (see
Note 11), SCI commenced a rights offering to sell 4,970,352 Common Shares at $21 per share. The rights offering was designed to allow

                       SECURITY CAPITAL INDUSTRIAL TRUST

SCI's shareholders, other than Security Capital, the opportunity to maintain their relative ownership in SCI by purchasing additional Common Shares at a price which was below the price at which Security Capital received Common Shares in the Merger. On September 9, 1997, SCI offered an additional 994,070 Common Shares at $21 per share to third party subscribers in the rights offering that were not accepted in whole or in part due to demand in excess of the Common Shares offered. All of these Common Shares were issued in September 1997, and net proceeds from these offerings totaled $124.9 million.

  On June 24, 1997, SCI's shareholder's voted to increase SCI's authorized capitalization from 150 million to 180 million shares of beneficial interest.

  On March 24, 1997, SCI issued 48,809 Common Shares in conjunction with an acquisition of property. On February 7, 1997, SCI completed a public offering of 4,025,000 Common Shares; net proceeds to SCI after underwriting discounts and offering costs were $80.4 million.

  On November 13, 1996, SCI issued 2,000,000 Series C Cumulative Redeemable Preferred Shares (the "Series C Preferred Shares"). The Series C Preferred Shares have a liquidation preference of $50.00 per share for an aggregate liquidation preference of $100.0 million plus accrued and unpaid dividends. The net proceeds (after underwriting commission and other offering costs) of the Series C Preferred Shares issued were $97.1 million. Holders of the Series C Preferred Shares are entitled to receive, when, as and if declared by SCI's Board of Trustees (the "Board"), out of funds legally available for payment of distributions, cumulative preferential cash distributions at a rate of 8.54% of the liquidation preference per annum (equivalent to $4.27 per share). On or after November 13, 2026, the Series C Preferred Shares may be redeemed for cash at the option of SCI. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other capital shares of SCI, which may include shares of other series of preferred shares.

  On August 21, 1996, SCI commenced a rights offering to sell 6,787,806 Common Shares at $17.25 per Common Share and also authorized an additional 3,393,903 Common Shares for oversubscriptions or third party subscribers. In September 1996, SCI issued 7,865,645 Common Shares of the 10,181,709 Common Shares subscribed for and recorded subscriptions receivable of $40.0 million. In October 1996, 2,316,064 Common Shares were issued and all subscriptions receivable were collected. Gross proceeds from the offering totaled $175.6 million. On September 24, 1996, SCI offered 2,036,342 Common Shares to third party subscribers in the rights offering that were not accepted in whole or in part due to demand in excess of the Common Shares offered. Security Capital purchased 3,734,240 Common Shares in connection with the September rights offering at the same price paid by the public.

  In February 1996, SCI issued a total of 8,050,000 Series B Cumulative Convertible Redeemable Preferred Shares (the "Series B Preferred Shares"). The Series B Preferred Shares have a liquidation preference of $25.00 per share for an aggregate liquidation preference at the time of issuance of $201.3 million plus any accrued and unpaid dividends. Holders of the Series B Preferred Shares are only entitled to limited voting rights under certain conditions. The Series B Preferred Shares are convertible at any time, unless previously redeemed, at the option of the holders thereof into Common Shares at a conversion price of $19.50 per share (equivalent to a conversion rate of 1.282 Common Shares for each Series B Preferred Share), subject to adjustment in certain circumstances. Holders of the Series B Preferred Shares are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share equal to the greater of 7% of the liquidation preference per annum (equivalent to $1.75 per share) or the distribution on the Common Shares, or portion thereof, into which a Series B Preferred Share is convertible. Distributions on the Series B Preferred Shares are cumulative from the date of original issue and payable quarterly in arrears on the last day of March, June, September and December of each year. The Series B Preferred Shares are redeemable at the option of SCI on or after February 21, 2001. There were 49,700 Series B Preferred

                       SECURITY CAPITAL INDUSTRIAL TRUST

Shares converted into 63,720 Common Shares in the fourth quarter of 1997. There were 8,000,300 Series B Preferred Shares outstanding as of December 31, 1997.

  On September 29, 1995, SCI issued 9,421,505 Common Shares at $15.375 per share and received subscriptions for 6,838,658 additional Common Shares at the same price in conjunction with a rights offering (gross proceeds of $250.0 million). The additional Common Shares were issued on October 3, 1995. Security Capital purchased 6,504,148 Common Shares in this offering (40% of the shares sold).

  On June 21, 1995, SCI issued 5,400,000 Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series A Preferred Shares"). The Series A Preferred Shares have a liquidation preference of $25.00 per share for an aggregate liquidation preference of $135.0 million plus any accrued and unpaid dividends. The net proceeds (after underwriting commission and other offering costs) of the Series A Preferred Shares issued were $130.4 million. Holders of the Series A Preferred Shares are entitled only to limited voting rights under certain conditions. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 9.4% of the liquidation preference per annum (equivalent to $2.35 per share). Such distributions are cumulative from the date of original issue and are payable quarterly in arrears on the last day of March, June, September, and December of each year. The Series A Preferred Shares are redeemable at the option of SCI on or after June 21, 2000. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other capital shares of SCI, which may include shares of other series of preferred shares.

 Long-Term Incentive Plan and Share Option Plan for Outside Trustees

  On September 8, 1997, SCI's common shareholders approved a long-term incentive plan (the "Incentive Plan"), which provides for awards consisting of the following: 1) options to purchase Common Shares, 2) dividend equivalent units ("DEUs") on options, 3) a share purchase program, and 4) share awards. No more than 9,600,000 Common Shares in the aggregate may be awarded under the Incentive Plan and no individual may be granted awards with respect to more than 500,000 Common Shares in any one-year period. On July 16, 1997, SCI filed a registration statement with the SEC to register the issuance of Common Shares in connection with the Incentive Plan.

  Under the Incentive Plan, certain employees of SCI purchased 1,356,834 Common Shares on September 8, 1997, at a price of $21.21875 per share (the average of the high and low price per share on September 8, 1997). SCI financed 95% of the total purchase price through ten-year, recourse loans to the participants aggregating $27.3 million (including $22.5 million due from officers of SCI). The loans, which have been recognized as a deduction from Shareholders' Equity, bear interest at the lower of SCI's annual dividend yield or 6% per annum. The loans are secured by the Common Shares purchased. For each Common Share purchased, participants were granted options to purchase two additional Common Shares at a price of $21.21875. As of December 31, 1997, the outstanding balance on employee share purchase notes due to SCI totaled $27.2 million.

  Also, on September 8, 1997, SCI awarded options to purchase 354,484 Common Shares for $21.21875 per share to officers and certain employees of SCI. On December 10, 1997, additional options were awarded to officers for 20,860 Common Shares at a price of $23.97. These option awards are entitled to DEUs each December 31, depending on the relationship between SCI's Common Share dividend yield and the S&P 500 average dividend yield for the year. On December 31, 1997, 2,636 DEUs were awarded to option holders under this plan. DEU's will vest as the applicable options vest and entitle the holder to one Common Share for each DEU. The 3,077,291 options outstanding under the Incentive Plan on December 31, 1997 have five or nine year vesting schedules.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  In accordance with the accounting provisions of APB No. 25, no compensation cost has been recognized in the accompanying financial statements for outstanding stock options. Had compensation cost for the Incentive Plan been determined consistent with SFAS No. 123, SCI's net income and earnings per share for the year ended December 31, 1997 would have been reduced to the following pro forma amounts:

      Net earnings attributable to
       Common Shares (in thousands):            As reported                      $4,431
                                                                                 ======
                                                Pro forma                        $4,016
                                                                                 ======
      Basic net earnings per share
       attributable to Common Shares:           As reported                      $ 0.04
                                                                                 ======
                                                Pro forma                        $ 0.04
                                                                                 ======
      Diluted net earnings per share
       attributable to Common Shares:           As reported                      $ 0.04
                                                                                 ======
                                                Pro forma                        $ 0.04
                                                                                 ======

  Since employee stock options vest over several years and additional grants are likely to be made in future years, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

  The weighted average fair value of options granted pursuant to SCI's Incentive Plan during 1997 was $6.7 million. Under SFAS No. 123, compensation cost is recognized for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions:

        Risk-free interest rate.....................................  6.35%
        Forecasted dividend yield...................................  7.36%
        Volatility.................................................. 19.20%
        Weighted average option life................................  6.75 years

  In April 1994, SCI adopted its Share Option Plan for Outside Trustees (the "Outside Trustees Plan"). Under the Outside Trustees Plan, there are 100,000 Common Shares approved which can be granted to non-employee Trustees. All options granted are for a term of five years and are immediately exercisable in whole or in part. The exercise price of the options granted may not be less than the fair market value of Common Shares on the date of the grant. At December 31, 1997 there were 26,000 options outstanding under the Outside Trustees Plan.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  A summary of the status of SCI's stock option plans as of December 31, 1997, 1996 and 1995, and changes during the years then ended is presented below. All grants prior to 1997 relate to the Outside Trustees Plan.

                                                                      NUMBER OF
                                          NUMBER    WEIGHTED AVERAGE   OPTIONS
                                        OF OPTIONS   EXERCISE PRICE  EXERCISABLE
                                        ----------  ---------------- -----------
Balance at December 31, 1994...........     6,000        $15.50         6,000
  Granted..............................     6,000         16.00         6,000
  Forfeited............................    (2,000)        15.50        (2,000)
                                        ---------        ------        ------
Balance at December 31, 1995...........    10,000         15.80        10,000
  Granted..............................     8,000         17.50         8,000
  Exercised............................        --            --            --
                                        ---------        ------        ------
Balance at December 31, 1996...........    18,000         16.56        18,000
                                        ---------        ------        ------
  Granted.............................. 3,097,012         21.24         8,000
  Exercised............................        --            --            --
  Forfeited............................   (11,721)        21.22            --
                                        ---------        ------        ------
Balance at December 31, 1997........... 3,103,291        $21.21        26,000
                                        =========        ======        ======

  Following is a summary of stock options outstanding, exercise prices, expiration dates, and weighted average remaining lives as of December 31, 1997:

                                                                 WEIGHTED AVERAGE
                            NUMBER     EXERCISE     EXPIRATION      REMAINING
                          OF OPTIONS   PRICE(1)        DATE            LIFE
                          ---------- ------------- ------------- ----------------
Outside Trustees Plan
 (2)....................     26,000  $15.50-$20.50    1999--2002    3.33 years
Matching options on
 share purchase program.  2,704,244  $21.21875     Sept. 8, 2007     9.7 years
Incentive Plan--1997
 option awards (4)......    373,047  $21.21875     Sept. 8, 2007     9.7 years
                          ---------
  Total.................  3,103,291
                          =========

--------
(1) Exercise price was equal to market price on the date of grant.
(2) Options are fully exercisable.
(3) Vesting at various rates over periods from five to nine years.
(4) The holders under this plan are awarded dividend equivalent units each year of the plan. The DEUs awarded will vest beginning on September 8, 1999 at a rate of 25% per year through September 8, 2002.

  Additionally, as of December 31, 1997, there were 11,764 warrants outstanding with an exercise price of $10.00. The warrants were issued on February 3, 1993 and expire June 21, 2003.

Establishment of 401(k) Plan and Nonqualified Savings Plan

  In 1997, the Board established and approved the adoption of a 401(k) Plan for the benefit of its employees, effective January 1, 1998. The 401(k) Plan provides for matching employer contributions in Common Shares of 50 cents for every dollar contributed by an employee, up to 6% of the employees' annual compensation up to the statutory compensation limit. The vesting of contributed Common Shares is based on years of service, with 20% vesting each year of service, over a five-year period. On July 16, 1997, SCI filed a registration statement with the SEC to register the issuance of 190,000 Common Shares in connection with the 401(k) Plan.

  In 1997, the Trustees also established and approved the adoption of the Nonqualified Savings Plan (the "NSP") to provide benefits for a select group of management or highly compensated employees, effective January 1, 1998. The purpose of the NSP is to allow highly compensated employees the opportunity to defer the receipt and income taxation of a portion of compensation in excess of the amount permitted under the 401(k)

                       SECURITY CAPITAL INDUSTRIAL TRUST

Plan. Under the NSP, these employees may defer up to 35% of their annual salary and 100% of their annual target bonus and in coordination with the 401(k) Plan, SCI will match the lesser of (a) 50% of the sum of deferrals under the 401(k) Plan plus deferrals under the NSP, and (b) 3% of total compensation up to $160,000 minus the amount of match contributed by SCI under the 401(k) Plan. The matching account will vest in the same manner as the 401(k) Plan.

Dividend Reinvestment and Share Purchase Plan

  In March 1995, SCI adopted a Dividend Reinvestment and Share Purchase Plan (the "1995 Plan"), which commenced in April 1995. The 1995 Plan allows holders of Common Shares the opportunity to acquire additional Common Shares by automatically reinvesting distributions. Common Shares are acquired pursuant to the 1995 Plan at a price equal to 98% of the market price of such Common Shares, without payment of any brokerage commission or service charge. The 1995 Plan also allows participating common shareholders to purchase a limited number of additional Common Shares at 98% of the market price of such Common Shares, by making optional cash payments, without payment of any brokerage commission or service charge. Holders of Common Shares who do not participate in the 1995 Plan continue to receive distributions as declared.

Shareholder Purchase Rights

  On December 7, 1993, the Board declared a dividend of one preferred share purchase right ("Right") for each outstanding Common Share to be distributed to all holders of record of the Common Shares on December 31, 1993. Each Right entitles the registered holder to purchase one-hundredth of a Participating Preferred Share for an exercise price of $40.00 per one-hundredth of a Participating Preferred Share, subject to adjustment as provided in the Rights Agreement. The Rights will generally be exercisable only if a person or group (other than certain affiliates of SCI) acquires 20% or more of the Common Shares or announces a tender offer for 25% or more of the Common Shares. Under certain circumstances, upon a shareholder acquisition of 20% or more of the Common Shares (other than certain affiliates of SCI), each Right will entitle the holder to purchase, at the Right's then-current exercise price, a number of Common Shares having a market value of twice the Right's exercise price. The acquisition of SCI pursuant to certain mergers or other business transactions will entitle each holder of a Right to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Right's exercise price. The Rights held by certain 20% shareholders will not be exercisable. The Rights will expire on December 7, 2003, unless the expiration date of the Rights is extended, and the Rights are subject to redemption at a price of $0.01 per Right under certain circumstances.

                       SECURITY CAPITAL INDUSTRIAL TRUST

8.EARNINGS PER SHARE:

  Following is a reconciliation of the denominator used to calculate basic earnings per share to the denominator used to calculate diluted earnings per share under SFAS No. 128 for the periods indicated (in thousands, except per share amounts):


                                                         YEARS ENDED DECEMBER
                                                                  31,
                                                        -----------------------
                                                         1997    1996    1995
                                                        ------- ------- -------
     Net earnings attributable to Common Shares........ $ 4,431 $53,460 $42,015
     Minority interest.................................     --      --    3,331
                                                        ------- ------- -------
     Adjusted net earnings attributable to Common
      Shares........................................... $ 4,431 $53,460 $45,346
                                                        ======= ======= =======
     Weighted average Common Shares outstanding (Ba-
      sic)............................................. 100,729  84,504  68,924
     Incremental options and warrants..................     140       7      13
     Weighted average effect of conversion of partner-
      ship units into common shares....................     --      --    5,485
                                                        ------- ------- -------
     Adjusted weighted average Common Shares
      Outstanding (Diluted)............................ 100,869  84,511  74,422
                                                        ======= ======= =======
     Per share net earnings attributable to Common
      Shares:
       Basic........................................... $  0.04 $  0.63 $  0.61
                                                        ======= ======= =======
       Diluted (a)..................................... $  0.04 $  0.63 $  0.61
                                                        ======= ======= =======

  (a) For the years ended December 31, 1997 and 1996 there were 5,190 and 5,194 weighted average partnership units outstanding and 10,319 and 8,831 weighted average Series B Preferred Shares outstanding on an as-converted basis, respectively, that were not assumed converted into Common Shares since they were antidilutive to earnings per share. These securities may become dilutive to earnings per share in subsequent years.

9. DISTRIBUTIONS:

  The annual distribution per Common Share was $1.07 in 1997, $1.01 in 1996 and $0.935 in 1995. Distributions attributable to realized gains on the disposition of real estate may be considered for payment to shareholders on a special, as-incurred basis. At December 31, 1997 and 1996, SCI had no accumulated undistributed net realized gain on disposition of real estate.

  For Federal income tax purposes, the following summarizes the taxability of distributions paid on Common Shares in 1996 and 1995 and the estimated taxability for 1997:

                                                             1997   1996   1995
                                                             ----- ------ ------
     Per Common Share:
       Ordinary income...................................... $1.07 $0.879 $0.692
       Capital gains........................................    --     --     --
       Return of capital....................................    --  0.131  0.243
                                                             ----- ------ ------
         Total.............................................. $1.07 $1.010 $0.935
                                                             ===== ====== ======

  On December 11, 1997, SCI declared a distribution of $0.285 per Common Share payable on February 24, 1998 to shareholders of record as of February 10, 1998. At the same time, SCI announced that it set an annualized distribution level of $1.14 per Common Share for 1998.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  Pursuant to the terms of the preferred shares, SCI is restricted from declaring or paying any distribution with respect to the Common Shares unless all cumulative distributions with respect to the preferred shares have been paid and sufficient funds have been set aside for distributions that have been declared for the then-current distribution period with respect to the preferred shares.

  For Federal income tax purposes, the following summary reflects the taxability of dividends paid on the Series A Preferred Shares, Series B Preferred Shares, and Series C Preferred Shares for 1996, periods prior to 1996 and the estimated taxability for 1997:

                                                             DATE OF ISSUANCE TO
                                                 1997  1996   DECEMBER 31, 1995
                                                 ----- ----- -------------------
     Per Series A Preferred Share:
       Ordinary Income.........................  $2.35 $2.35        $1.24
       Capital Gains...........................     --    --           --
                                                 ----- -----        -----
         Total.................................  $2.35 $2.35        $1.24
                                                 ===== =====        =====

                                                             DATE OF ISSUANCE TO
                                                       1997   DECEMBER 31, 1996
                                                       ----- -------------------
     Per Series B Preferred Share:
       Ordinary Income................................ $1.75        $1.50
       Capital Gains..................................    --           --
                                                       -----        -----
         Total........................................ $1.75        $1.50
                                                       =====        =====
     Per Series C Preferred Share:
       Ordinary Income................................ $4.27        $0.57
       Capital Gains..................................    --           --
                                                       -----        -----
         Total........................................ $4.27        $0.57
                                                       =====        =====

  SCI's tax return for the year ended December 31, 1997 has not been filed, and the taxability information for 1997 is based upon the best available data. SCI's tax returns have not been examined by the Internal Revenue Service and, therefore, the taxability of the distributions is subject to change.

                       SECURITY CAPITAL INDUSTRIAL TRUST

10. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

  Selected quarterly financial data (in thousands, except for per share amounts) for 1997 and 1996 is as follows:

                                          THREE MONTHS ENDED,            YEAR
                                    ----------------------------------  ENDED
                                     3-31     6-30     9-30     12-31   12-31
                                    -------  ------- --------  ------- --------
1997:
Rental income.....................  $67,386  $69,157 $ 72,376  $75,614 $284,533
                                    =======  ======= ========  ======= ========
Earnings from operations..........  $26,456  $29,051 $(48,363) $28,787 $ 35,931
Minority interest share in net
 earnings.........................      895      940      928      797    3,560
Gain on disposition of real es-
 tate.............................       --    3,773    2,756      849    7,378
                                    -------  ------- --------  ------- --------
Net earnings......................   25,561   31,884  (46,535)  28,839   39,749
Less preferred share dividends....    8,829    8,830    8,829    8,830   35,318
                                    -------  ------- --------  ------- --------
Net earnings attributable to Com-
 mon Shares.......................  $16,732  $23,054 $(55,364) $20,009 $  4,431
                                    =======  ======= ========  ======= ========
Basic and Diluted net earnings per
 Common Share.....................  $  0.17  $  0.24 $  (0.55) $  0.18 $   0.04
                                    =======  ======= ========  ======= ========
1996:
Rental income.....................  $50,062  $54,361 $ 59,391  $63,186 $227,000
                                    =======  ======= ========  ======= ========
Earnings from operations..........  $17,262  $19,456 $ 20,427  $25,565 $ 82,710
Minority interest share in net
 earnings.........................      756      884      859      827    3,326
Loss on disposition of real es-
 tate.............................      (29)      --       --       --      (29)
                                    -------  ------- --------  ------- --------
Net earnings......................   16,477   18,572   19,568   24,738   79,355
Less preferred share dividends....    4,673    6,695    6,694    7,833   25,895
                                    -------  ------- --------  ------- --------
Net earnings attributable to Com-
 mon Shares.......................  $11,804  $11,877 $ 12,874  $16,905 $ 53,460
                                    =======  ======= ========  ======= ========
Basic and Diluted net earnings per
 Common Share.....................  $  0.14  $  0.15 $   0.16  $  0.18 $   0.63
                                    =======  ======= ========  ======= ========


11.CONSUMMATION OF MERGER:

  On September 8, 1997, SCI's shareholders voted to approve an agreement with Security Capital to exchange Security Capital's REIT management and property management companies for 3,692,023 Common Shares (the "Merger"). As a result, SCI became an internally managed REIT on September 9, 1997 with Security Capital remaining as SCI's largest shareholder. The $81.9 million value of the management companies was approved by the independent Trustees and a fairness opinion was obtained from a third party investment bank. Pursuant to the terms of the Merger Agreement, the number of shares issued to Security Capital was based on the average market price of the Common Shares ($22.175) over the five-day period prior to the August 6, 1997 record date for determining the SCI shareholders entitled to vote on the Merger. The market value of the Common Shares issued to Security Capital on September 9, 1997 was $79.8 million of which $4.4 million was allocated to the net tangible assets acquired and the $75.4 million difference was accounted for as costs incurred in acquiring the management companies from a related party. For accounting purposes the management companies were not considered "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations", and therefore the market value of the Common Shares issued in excess of the fair value of the net tangible assets acquired was charged to operating income rather than capitalized as goodwill.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  As a result of the Merger, SCI no longer pays REIT management and property management fees to Security Capital through Security Capital's former subsidiaries, Security Capital Industrial Incorporated (the "REIT Manager") and SCI Client Services Incorporated (the "Property Manager"), respectively. All employees of the REIT Manager and Property Manager became employees of SCI and SCI directly incurs the personnel and other costs related to these functions. The costs relating to property management are recorded as rental expenses whereas the costs associated with managing the REIT are recorded as general and administrative expenses. Direct and incremental costs related to successful development, acquisition, and leasing activities are capitalized in accordance with generally accepted accounting principles.

  Upon consummation of the Merger, SCI and Security Capital entered into an administrative services agreement (the "Administrative Services Agreement"), pursuant to which Security Capital will provide SCI with certain administrative and other services with respect to certain aspects of SCI's business, as selected from time to time by SCI at its option. These services are expected to include, but are not limited to, payroll and human resources, cash management, accounts payable, MIS support and other computer services, research, investor relations and insurance, legal and tax administration. Fees payable to Security Capital will be equal to Security Capital's cost of providing such services, plus an overhead factor of 20%, subject to a maximum amount of approximately $7.1 million during the initial term of the agreement, which expires on December 31, 1998. Cost savings under the Administrative Services Agreement will accrue to SCI. The agreement will be automatically renewed for consecutive one-year terms subject to approval by a majority of the independent Trustees. Fees paid to Security Capital for services rendered from the period September 9, 1997 to December 31, 1997 totaled $1.1 million.

  In addition, after the closing of the Merger, Security Capital issued $101.0 million of warrants pro rata to holders of SCI's Common Shares (other than Security Capital), Series B Preferred Shares and limited partnership units ("Unitholders"), to acquire 3,608,202 shares of Class B common stock of Security Capital. SCI common shareholders and Unitholders received 0.046549 warrants for each Common Share or unit held and Series B preferred shareholders received 0.059676 warrants for each preferred share held. Each warrant can be exercised for one share of Security Capital Class B common stock at an exercise price of $28 per share and has a term of one year from the date of issuance. Security Capital issued these warrants as an incentive to SCI shareholders to vote in favor of the Merger and to raise additional equity capital at a relatively low cost in addition to other benefits.

12.RELATED PARTY TRANSACTIONS:

  SCI leases space to related parties on market terms that management believes are no less favorable to SCI than those that could be obtained with unaffiliated third parties. These transactions are summarized as follows:


                                    SECURITY
                                   CAPITAL &     REIT      PROPERTY
                                   AFFILIATES MANAGER (A) MANAGER (A)   TOTAL
                                   ---------- ----------- ----------- ----------
Rental revenue during the year
 ended December 31, 1995.........   $415,264   $210,856    $194,335   $  820,455
Rental revenue during the year
 ended December 31, 1996.........   $593,657   $210,856    $571,970   $1,376,483
Rental revenue during the year
 ended December 31, 1997.........   $833,150   $145,244    $550,092   $1,528,486
Square feet leased as of December
 31, 1997........................    122,856     25,007      97,077      244,940
Annualized revenue for leases in
 effect at December 31, 1997.....   $870,324        n/a         n/a   $  870,324

                       SECURITY CAPITAL INDUSTRIAL TRUST

  (a) For the REIT Manager and the Property Manager, amounts included for the year ended December 31, 1997 are for the period January 1, 1997 through September 8, 1997 (Note 11).

13. FINANCIAL INSTRUMENTS:

  Fair Value of Financial Instruments

  The following disclosure of the estimated fair value of financial instruments is presented in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by SCI using available market information and valuation methodologies.

  As of December 31, 1997 and 1996, the carrying amounts of certain financial instruments employed by SCI, including cash and cash equivalents, accounts and notes receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. As of December 31, 1997 and 1996, the fair values of the long-term debt and mortgages have been estimated based on quoted market prices for the same or similar issues or by discounting the future cash flows using rates currently available for debt with similar terms and maturities. The increase in the fair value of long-term debt and mortgages over the carrying value in the table below is a result of a net reduction in the interest rates available to SCI at December 31, 1997 and 1996, from the interest rates in effect at the dates of issuance. The long-term debt and many of the mortgages contain pre-payment penalties or yield maintenance provisions which would make the cost of refinancing exceed the benefit of refinancing at the lower rates.

  As of December 31, 1997 and 1996, the fair value of all derivative financial instruments are amounts at which they could be settled, based on quoted market prices or estimates obtained from brokers. The following table reflects the carrying amount and estimated fair value of SCI's financial instruments at December 31 (in thousands):

                                            1997                 1996
                                     -------------------- -------------------
                                     CARRYING             CARRYING
                                      AMOUNT   FAIR VALUE  AMOUNT  FAIR VALUE
                                     --------  ---------- -------- ----------
     Balance sheet financial
      instruments
       Long-term debt............... $724,052   $755,799  $524,191  $549,613
       Mortgages.................... $133,028   $137,628  $139,952  $142,643
     Derivative financial instru-
      ments
       Interest rate contracts...... $     --   $ (8,621) $     --  $  1,218
       Foreign currency contracts... $ (6,028)  $ (6,028) $     --  $     --

  Derivative Financial Instruments

  SCI has only limited involvement with derivative financial instruments and does not use them for trading purposes. SCI uses derivatives to manage well-defined risk associated with interest and foreign currency rate fluctuations on existing obligations or anticipated transactions.

  The primary risks associated with derivative instruments are market risk (price risk) and credit risk. Price risk is defined as the potential for loss in the value of the derivative due to adverse changes in market prices (interest rates or foreign currency rates). SCI utilizes derivative instruments in anticipation of future transactions to manage well-defined risk. Through hedging, SCI can effectively manage the risk of increases in interest rates and fluctuations in foreign currency exchange rates.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  Credit risk is the risk that one of the parties to a derivative contract fails to perform or meet their financial obligation under the contract. SCI does not obtain collateral to support financial instruments subject to credit risk but monitors the credit standing of counterparties. As of December 31, 1997, the counterparties to all outstanding contracts were financial institutions with AA+ or A+ credit ratings. SCI does not anticipate non-performance by any of the counterparties to its derivative contracts. Should a counterparty fail to perform, however, SCI would incur a financial loss to the extent of the positive fair market value of the derivative instruments.

  The following table summarizes the activity in interest rate and foreign currency contracts for the years ended December 31, 1997 and 1996 (in millions):

                                                                  INTEREST
                                                 INTEREST RATE      RATE
           INTEREST RATE CONTRACTS             ----------------- ----------
                                               FUTURES CONTRACTS   SWAPS
                                               ----------------- ----------
Notional amount at December 31, 1995..........    $        --    $       --
New contracts.................................          156.0         173.0
Matured or expired contracts (1)..............          (50.0)           --
Terminated contracts (1)......................             --        (140.0)
                                                  -----------    ----------
Notional amount at December 31, 1996..........    $     106.0    $     33.0
                                                  -----------    ----------
New contracts.................................           75.0          75.0
Matured or expired contracts (2)..............         (106.0)        (33.0)
Terminated contracts..........................             --            --
                                                  -----------    ----------
Notional amount at December 31, 1997 (3)......    $      75.0    $     75.0
                                                  ===========    ==========
                                                    SWEDISH        GERMAN
          FOREIGN CURRENCY CONTRACTS           ----------------- ----------
                                                     KRONA         MARKS
                                               ----------------- ----------
Contracts outstanding at December 31, 1996....             --            --
New contracts.................................    SEK 2,900.0    DEM (310.0)
Terminated contracts..........................             --            --
                                                  -----------    ----------
Contracts outstanding at December 31, 1997....    SEK 2,900.0    DEM (310.0)
                                                  ===========    ==========
Exchange rates................................         7.7583        1.7715
                                                  ===========    ==========
$ Equivalent of contracts.....................    $    (373.8)   $    175.0
                                                  ===========    ==========
$ Equivalent at December 31, 1997 (4).........    $    (365.9)   $    173.1
                                                  ===========    ==========  ===

--------
(1) Deferred losses totalling $1.9 million on matured, expired or terminated contracts were recorded on the balance sheet as of December 31, 1996. These losses relate to the unwind of hedges placed for the May 1996 debt offering (Note 5) and are being amortized into interest expense over a weighted average amortization period of 10.8 years.
(2) Deferred gains totaling $1.9 million on matured, expired or terminated contracts were recorded on the balance sheet as of December 31, 1997. These gains relate to the unwind of hedges placed for the February and July 1997 debt offerings (Note 5) and are being amortized into income over 18 years and 20 years, respectively.

(3) In anticipation of debt offerings in 1998, on October 28, 1997, SCI entered into two interest rate protection agreements. A forward treasury lock agreement was executed with a notional amount of $75.0 million on the 6 3/8% Treasury bond due August 2027 and a swap agreement was entered into with a notional amount of $75.0 million on the 6 5/8% Treasury bond due February 2027. The forward treasury lock has a termination date of March 31, 1998 and effectively locks in the 30-year treasury rate used to price SCI's debt, at 6.316%. The swap agreement has a termination date of May 31, 1998, and carries a fixed rate of 6.721% which is a combination of the treasury rate plus the swap spread and the forward premium.

                       SECURITY CAPITAL INDUSTRIAL TRUST

(4) On December 22, 1997, SCI entered into a foreign exchange forward contract to fix the purchase price of the Frigoscandia AB acquisition, denominated in Swedish krona, and the cost of financing a portion of the transaction denominated in German marks (Note 15). Statement of Financial Accounting Standards No. 52 requires these foreign currency contracts to be marked to market at the financial statement date and the gain or loss, if any, reflected in the consolidated results of operations. A net foreign exchange loss of $6.0 million was recognized for the year ended December 31, 1997 relating to foreign exchange contracts outstanding at December 31, 1997.

14. COMMITMENTS AND CONTINGENCIES:

  Environmental Matters

  All of the properties acquired by SCI have been subjected to Phase I environmental reviews. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is SCI aware of any environmental liability (including asbestos related liability) that SCI believes would have a material adverse effect on SCI's business, financial condition or results of operations.

15. SUBSEQUENT EVENTS:

  On January 16, 1998, Frigoscandia SA, a new preferred stock subsidiary of SCI based in Luxembourg acquired Frigoscandia AB, Europe's largest refrigerated warehousing company for $395.0 million. The acquisition of Frigoscandia AB was financed primarily with a $200.0 million bridge loan due March 31, 1998 from NationsBank and $190.0 million of borrowings on SCI's $350.0 million line of credit. The bridge loan bears interest at an annual rate equal to the lesser of (a) the greater of the sum of the Federal Funds Rate plus one-half percent, and (b) the prime rate or the Eurodollar Rate plus 0.95%.

  On January 15, 1998, SCI settled its foreign currency forward contract to purchase 2.9 billion Swedish krona at 7.7583 per U.S. dollar (Note 13). The krona traded at 8.015 on January 15, 1998, resulting in a total loss of $12.0 million. Of this amount, $7.9 million was reflected in the consolidated results of operations for the year ended December 31, 1997.

  On March 5, 1998, SCI announced it increased its annual dividend per Common Share to $1.24 per share from $1.14 per share, resulting in distributions of $0.3183 per Common Share to be paid in the last three quarters of 1998.

  On March 12, 1998, Merrill Lynch & Co. agreed to buy 3,750,000 SCI Common Shares at $24.045 per share pursuant to an underwriting agreement. In connection with the offering, SCI granted Merrill Lynch & Co. a 30-day option to acquire an additional 562,500 Common Shares at $24.045 per share. The offering is expected to close on March 18, 1998.